EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Fiscal Year 2018 Results

Underlying Sales Growth of ~6% in Fiscal 2018
Working Capital Management Helped Boost Free Cash Flow by ~73% in Fiscal 2018
Gross Margin Expansion of >200 Basis Points in NA Cabinet Components Segment in 4Q18

HOUSTON, Dec. 10, 2018 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the quarter and fiscal year ended October 31, 2018.

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “The free cash flow profile of our business is strong and our disciplined management of working capital was exceptional during the fourth quarter.  As a result, and consistent with our plans to return capital to shareholders, we repurchased approximately $32 million in stock during the fourth quarter while maintaining our leverage ratio of 2.0x.  In addition, we paid down approximately $28 million of bank debt in fiscal 2018.  Looking ahead, we remain committed to maintaining a healthy balance sheet and returning capital to shareholders.

“Market growth and price increases led to underlying growth of approximately 6% in fiscal 2018; however, net sales in August and September were softer than anticipated.  Overall, fourth quarter results were impacted by elevated SG&A expense due to a rise in unforeseen medical costs coupled with higher annual incentive accruals, which are based on a modified free cash flow metric.  At the same time, as a result of operational improvements and better pricing, we achieved gross margin expansion for the second consecutive quarter and for the full fiscal year in our North American Cabinet Components segment.”

Fourth Quarter and Fiscal Year 2018 Results Summary

The Company reported the following selected financial results:

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2018	2017	2018	2017
Net Sales	$244.1	$233.0	$889.8	$866.6
Net Income	$6.5	$10.7	$26.3	$18.7
Diluted EPS	$0.19	$0.31	$0.75	$0.54

Adjusted Net Income	$7.6	$13.1	$22.7	$27.0
Adjusted Diluted EPS	$0.22	$0.37	$0.65	$0.77
Adjusted EBITDA	$25.2	$33.3	$90.9	$99.0

Cash provided by operating activities	$56.2	$33.3	$104.6	$79.8
Free Cash Flow	$50.8	$25.8	$78.1	$45.2

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

The increases in net sales were mainly driven by market growth combined with price increases largely related to raw material inflation recovery and a favorable foreign exchange impact.  (See Sales Analysis table for additional information)

The decreases in adjusted earnings were mostly due to the negative impact of inflationary pressures and an increase in selling, general and administrative expense.  The increase in selling, general and administrative expense was driven by elevated medical costs and higher annual incentive accruals. Results for the fourth quarter and full fiscal year 2017 included a benefit of $2.0 million and $4.0 million, respectively, related to legal expense reimbursement from one of the Company’s insurance carriers.  (See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table and Selected Segment Data table for additional information)

As previously disclosed, Quanex repurchased 1.9 million shares in a privately negotiated transaction at $16.86 per share during the fourth quarter of 2018 and has approximately $28 million remaining under its current share repurchase program.

As of October 31, 2018, the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA was unchanged at 2.0x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Outlook

Bill Griffiths, Chairman, President and Chief Executive Officer, stated, “It is clear that, at a macro level, expectations for growth in the new construction segment are dropping; however, we believe the repair and remodel segment will continue to strengthen, and Quanex is more weighted to this segment than new construction.  Accordingly, we expect revenue growth of 4% to 6% in fiscal 2019.

“It is also clear that inflation is here to stay, and while we are very confident that we can recover this through pricing, realizing significant margin expansion will be challenging.  Therefore, we expect to generate between $97 million and $107 million in Adjusted EBITDA in fiscal 2019.”  (See Forward Looking Statements and Non-GAAP Terminology Definitions and Disclaimers sections for additional information)

Conference Call and Webcast Information

The Company has scheduled a conference call for Tuesday, December 11, 2018, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 6995087, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through December 18, 2018.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 6995087.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President, Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, restructuring charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, and restructuring charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.  When the Company provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Certain items required for such a reconciliation are outside of Quanex’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2018	2017	2018	2017

Net sales	$244,086	$232,959	$889,785	$866,555
Cost of sales	187,776	178,325	696,567	672,162
Selling, general and administrative	31,486	23,142	103,535	97,981
Restructuring charges	635	1,467	1,486	4,550
Depreciation and amortization	12,548	13,794	51,822	57,495
Operating income	11,641	16,231	36,375	34,367
Interest expense	(3,516)	(2,469)	(11,100)	(9,595)
Other, net	28	158	178	730
Income before income taxes	8,153	13,920	25,453	25,502
Income tax (expense) benefit	(1,661)	(3,188)	875	(6,819)
Net income	$6,492	$10,732	$26,328	$18,683

Income per common share, basic	$0.19	$0.31	$0.76	$0.55
Income per common share, diluted	$0.19	$0.31	$0.75	$0.54

Weighted average common shares outstanding:
Basic	34,508	34,493	34,701	34,230
Diluted	34,732	35,169	35,025	34,837

Cash dividends per share	$0.08	$0.04	$0.20	$0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$29,003	$17,455
Accounts receivable, net	84,014	79,411
Inventories, net	69,365	87,529
Prepaid and other current assets	7,296	7,406
Total current assets	189,678	191,801
Property, plant and equipment, net	201,370	211,131
Goodwill	219,627	222,194
Intangible assets, net	121,919	139,778
Other assets	9,255	8,975
Total assets	$741,849	$773,879

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,389	$44,150
Accrued liabilities	45,968	38,871
Income taxes payable	2,780	2,192
Current maturities of long-term debt	1,224	21,242
Total current liabilities	102,361	106,455
Long-term debt	209,332	218,184
Deferred pension and postretirement benefits	4,218	4,433
Deferred income taxes	17,215	21,960
Liabilities for uncertain tax positions	606	591
Other liabilities	13,965	15,409
Total liabilities	347,697	367,032
Stockholders’ equity:
Common stock	374	375
Additional paid-in-capital	254,678	255,719
Retained earnings	242,834	225,704
Accumulated other comprehensive loss	(30,705)	(25,076)
Treasury stock at cost	(73,029)	(49,875)
Total stockholders’ equity	394,152	406,847
Total liabilities and stockholders' equity	$741,849	$773,879

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October 31,
	2018	2017 (1)
Operating activities:
Net income	$26,328	$18,683
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	51,822	57,495
Stock-based compensation	1,874	5,189
Deferred income tax	(5,631)	(112)
(Gain) loss on the disposition of capital assets	(142)	1,528
Charge for deferred loan costs	1,064	-
Other, net	135	1,741
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,550)	5,378
Decrease (increase) in inventory	17,530	(3,240)
Decrease in other current assets	217	186
Increase (decrease) in accounts payable	8,325	(4,893)
Increase (decrease) in accrued liabilities	6,892	(7,521)
Increase in income taxes payable	676	4,670
Increase (decrease) in deferred pension and postretirement benefits	2,038	(271)
(Decrease) Increase in other long-term liabilities	(523)	1,382
Other, net	(444)	(437)
Cash provided by operating activities	104,611	79,778
Investing activities:
Acquisitions, net of cash acquired	-	(8,497)
Capital expenditures	(26,484)	(34,564)
Proceeds from disposition of capital assets	432	1,937
Cash used for investing activities	(26,052)	(41,124)
Financing activities:
Borrowings under credit facilities	268,500	53,500
Repayments of credit facility borrowings	(296,250)	(98,875)
Debt issuance costs	(1,001)	-
Repayments of other long-term debt	(1,798)	(2,722)
Common stock dividends paid	(7,020)	(5,516)
Issuance of common stock	4,746	7,953
Payroll tax paid to settle shares forfeited upon vesting of stock	(960)	(976)
Purchase of treasury stock	(32,034)	-
Cash used for financing activities	(65,817)	(46,636)
Effect of exchange rate changes on cash and cash equivalents	(1,194)	(89)
Decrease in cash and cash equivalents	11,548	(8,071)
Cash and cash equivalents at beginning of period	17,455	25,526
Cash and cash equivalents at end of period	$29,003	$17,455

(1) Updated to reflect adoption of ASU 2016-09.

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure.  The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2018	2017	2018	2017
Cash provided by operating activities	$56,158	$33,313	104,611	79,778
Capital expenditures	(5,386)	(7,466)	(26,484)	(34,564)
Free Cash Flow	$50,772	$25,847	$78,127	$45,214

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended October 31, 2018			Three Months Ended October 31, 2017			Twelve Months Ended October 31, 2018			Twelve Months Ended October 31, 2017
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$6,492	$0.19		$10,732	$0.31		$26,328	$0.75		$18,683	$0.54
Reconciling items from below	1,085	0.03		2,337	0.06		(3,642)	(0.11)		8,303	0.23
Adjusted net income and adjusted EPS	$7,577	$0.22		$13,069	$0.37		$22,686	$0.65		$26,986	$0.77

Reconciliation of Adjusted EBITDA	Three Months Ended October 31, 2018			Three Months Ended October 31, 2017			Twelve Months Ended October 31, 2018			Twelve Months Ended October 31, 2017

	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$6,492			$10,732			$26,328			$18,683
Income tax expense (benefit)	1,661			3,188			(875)			6,819
Other, net	(28)			(158)			(178)			(730)
Interest expense	3,516			2,469			11,100			9,595
Depreciation and amortization	12,548			13,794			51,822			57,495
EBITDA	24,189			30,025			88,197			91,862
Reconciling items from below	1,043			3,263			2,693			7,156
Adjusted EBITDA	$25,232			$33,288			$90,890			$99,018

Reconciling Items	Three Months Ended October 31, 2018			Three Months Ended October 31, 2017			Twelve Months Ended October 31, 2018			Twelve Months Ended October 31, 2017
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$244,086	$-		$232,959	$-		$889,785	$-		$866,555	$-
Cost of sales	187,776	(300)	(1)	178,325	-		696,567	(300)	(1)	672,162	(104)	(2)
Selling, general and administrative	31,486	(108)	(3)	23,142	(1,796)	(3)	103,535	(907)	(3)	97,981	(2,502)	(3)
Restructuring charges	635	(635)	(4)	1,467	(1,467)	(4)	1,486	(1,486)	(4)	4,550	(4,550)	(4)
EBITDA	24,189	1,043		30,025	3,263		88,197	2,693		91,862	7,156
Depreciation and amortization	12,548	-		13,794	(731)	(5)	51,822	(852)	(6)	57,495	(6,233)	(5)
Operating income	11,641	1,043		16,231	3,994		36,375	3,545		34,367	13,389
Interest expense	(3,516)	1,064		(2,469)	-		(11,100)	1,064		(9,595)	-
Other, net	28	(14)	(7)	158	(111)	(7)	178	(102)	(7)	730	(625)	(7)
Income before income taxes	8,153	2,093		13,920	3,883		25,453	4,507		25,502	12,764
Income tax (expense) benefit	(1,661)	(1,008)	(8)	(3,188)	(1,546)	(8)	875	(8,149)	(8)	(6,819)	(4,461)	(8)
Net income (loss)	$6,492	$1,085		$10,732	$2,337		$26,328	$(3,642)		$18,683	$8,303

Diluted earnings per share	$0.19			$0.31			$0.75			$0.54

(1) LIFO inventory reserve adjustment.
(2) Relates to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(3) Transaction and advisory fees and in 2017, the loss on the sale of a plant in 4Q17.
(4) Restructuring charges relate to the closure of several manufacturing plant facilities.
(5) Accelerated depreciation and amortization for restructured PP&E and intangible assets.
(6) Accelerated depreciation for a plant re-layout in the North American Cabinet Components segment.
(7) Foreign currency transaction gains.
(8) Impact on a with and without basis. Twelve months ended October 31, 2018 includes $6.5 million adjustment related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended October 31, 2018
Net sales	$135,086	$44,491	$66,108	$(1,599)	$244,086
Cost of sales	102,129	31,634	54,996	(983)	187,776
Selling, general and administrative	14,755	5,971	5,605	5,155	31,486
Restructuring charges	629	-	6	-	635
Depreciation and amortization	6,687	2,278	3,444	139	12,548
Operating income (loss)	10,886	4,608	2,057	(5,910)	11,641
Depreciation and amortization	6,687	2,278	3,444	139	12,548
EBITDA	17,573	6,886	5,501	(5,771)	24,189
LIFO inventory reserve adjustment	-	-	-	300	300
Transaction and advisory fees	-	-	-	108	108
Restructuring charges	629	-	6	-	635
Adjusted EBITDA	$18,202	$6,886	$5,507	$(5,363)	$25,232
Adjusted EBITDA Margin %	13.5%	15.5%	8.3%		10.3%

Three months ended October 31, 2017
Net sales	$131,380	$41,830	$61,110	$(1,361)	$232,959
Cost of sales	97,523	29,572	52,214	(984)	178,325
Selling, general and administrative	14,076	5,449	3,887	(270)	23,142
Restructuring charges	1,357	-	110	-	1,467
Depreciation and amortization	7,932	2,080	3,650	132	13,794
Operating income (loss)	10,492	4,729	1,249	(239)	16,231
Depreciation and amortization	7,932	2,080	3,650	132	13,794
EBITDA	18,424	6,809	4,899	(107)	30,025
Transaction and advisory fees	-	-	-	169	169
Loss on sale of plant	1,627	-	-	-	1,627
Restructuring charges	1,357	-	110	-	1,467
Adjusted EBITDA	$21,408	$6,809	$5,009	$62	$33,288
Adjusted EBITDA Margin %	16.3%	16.3%	8.2%		14.3%

Twelve months ended October 31, 2018
Net sales	$485,366	$159,973	$249,813	$(5,367)	$889,785
Cost of sales	371,285	114,894	214,062	(3,674)	696,567
Selling, general and administrative	53,992	22,770	17,973	8,800	103,535
Restructuring charges	1,357	-	129	-	1,486
Depreciation and amortization	27,248	9,607	14,401	566	51,822
Operating income (loss)	31,484	12,702	3,248	(11,059)	36,375
Depreciation and amortization	27,248	9,607	14,401	566	51,822
EBITDA	58,732	22,309	17,649	(10,493)	88,197
LIFO inventory reserve adjustment	-	-	-	300	300
Transaction and advisory fees	-	-	-	907	907
Restructuring charges	1,357	-	129	-	1,486
Adjusted EBITDA	$60,089	$22,309	$17,778	$(9,286)	$90,890
Adjusted EBITDA Margin %	12.4%	13.9%	7.1%		10.2%

Twelve months ended October 31, 2017
Net sales	$474,878	$147,963	$248,808	$(5,094)	$866,555
Cost of sales	357,806	104,876	213,257	(3,777)	672,162
Selling, general and administrative	52,889	20,581	16,626	7,885	97,981
Restructuring charges	3,564	-	986	-	4,550
Depreciation and amortization	34,308	8,833	13,811	543	57,495
Operating income (loss)	26,311	13,673	4,128	(9,745)	34,367
Depreciation and amortization	34,308	8,833	13,811	543	57,495
EBITDA	60,619	22,506	17,939	(9,202)	91,862
Transaction related costs	-	-	-	497	497
Mexico restructuring, loss on disposal of fixed assets	-	-	190	-	190
One-time employee benefit adjustment	-	-	188	-	188
PPA-Inventory Step-up	-	104	-	-	104
Loss on sale of plant	1,627	-	-	-	1,627
Restructuring charges	3,564	-	986	-	4,550
Adjusted EBITDA	$65,810	$22,610	$19,303	$(8,705)	$99,018
Adjusted EBITDA Margin %	13.9%	15.3%	7.8%		11.4%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017

NA Engineered Components:
United States - fenestration (1)	$114,299	$110,659	$412,000	$399,694
International - fenestration	11,552	9,334	39,309	34,279
United States - non-fenestration (2)	4,693	5,673	18,211	25,263
International - non-fenestration	4,542	5,714	15,846	15,642
	$135,086	$131,380	$485,366	$474,878
EU Engineered Components (3):
United States - fenestration	$-	$-	$-	$303
International - fenestration (4)	37,816	37,015	135,415	129,140
International - non-fenestration	6,675	4,815	24,558	18,520
	$44,491	$41,830	$159,973	$147,963
NA Cabinet Components:
United States - fenestration	$4,096	$5,597	$14,596	$17,083
United States - non-fenestration (5)	61,442	54,977	232,990	229,550
International - non-fenestration	570	536	2,227	2,175
	$66,108	$61,110	$249,813	$248,808
Unallocated Corporate & Other:
Eliminations	$(1,599)	$(1,361)	$(5,367)	$(5,094)
	$(1,599)	$(1,361)	$(5,367)	$(5,094)

Net Sales	$244,086	$232,959	$889,785	$866,555

(1) Reflects the loss of revenue associated with eliminated products of $1.0 million and $12.7 million for the three and twelve months ended October 31, 2018.
(2) Reflects the loss of revenue associated with eliminated products of $1.9 million and $9.4 million for the three and twelve months ended October 31, 2018.
(3) Reflects a loss of $0.6 million and gain of $8.7 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2018.
(4) Reflects loss of revenue associated with eliminated products of $0.4 million and $7.1 million for the three and twelve months ended October 31, 2018.
(5) Reflects the loss of revenue associated with eliminated products of $3.9 million for the twelve months ended October 31, 2018.